Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902
For Immediate Release

Cypress Reports Third-Quarter 2014 Results

SAN JOSE, Calif., October 16, 2014-Cypress Semiconductor Corp. (NASDAQ: CY) today announced its third-quarter 2014 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included:

•	Revenue ($187.5 million), gross margin (53.5%), pretax margin (15.0%) and earnings per share ($0.16) all met non-GAAP guidance

•	Emerging Technologies Division revenue increased 40% sequentially and 153%

•	year-on-year

•	Dividend yield was 4.4% with favorable tax treatment

•	Industrial and Automotive segments remained strong and combined for 45% of revenue

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year:
(In thousands, except per-share data)

	NON-GAAP			GAAP
	Q3-2014	Q2-2014	Q3-2013	Q3-2014	Q2-2014	Q3-2013
Revenue	$187,516	$183,601	$188,723	$187,516	$183,601	$188,723
Gross margin	53.5%	54.0%	53.8%	51.7%	51.9%	48.6%
Pretax margin	15.0%	14.9%	12.5%	7.4%	5.2%	-5.1%
Net income (loss)	$26,538	$26,723	$22,015	$12,840	$9,527	$(8,358)
Diluted EPS (loss per share)	$0.16	$0.16	$0.14	$0.08	$0.06	$(0.06)

Third-quarter revenue increased 2.1% sequentially, led by growth in our Memory Products Division (MPD) and Emerging Technologies Division (ETD), which is now contributing significantly to Cypress’s growth with 40% sequential growth to $7.5 million. All three of our ETD startup businesses grew sequentially and will contribute significantly to revenue growth in 2015. The revenue growth in MPD and ETD was partially offset by ongoing softness in the handset market.

Our non-GAAP pretax profit increased 18.7% year-on-year, partly driven by a 7.0% reduction in non-GAAP operating expenses.

Our cash, cash equivalents and short-term investments increased 5.8% sequentially, demonstrating the fall-through leverage of our current business model.

BUSINESS REVIEW
+ Our non-GAAP consolidated gross margin for the third quarter was 53.5%, down 0.5 percentage points from the previous quarter, primarily due to product mix. Excluding ETD, our core semiconductor gross margin was 55.3%.

+ Net inventory at the end of the third quarter was $88.8 million, flat from the second quarter.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on September 25, 2014. This dividend was paid on October 16, 2014.

NET SALES SUMMARY
(In thousands, except percentages)
(Unaudited)

	THREE MONTHS ENDED
	September 28,	June 29,	September 29,	Sequential	Year-over-Year
Business Unit	2014	2014	2013	Change	Change
PSD[1]	$68,750	$74,676	$78,135	-8%	-12%
MPD[1]	$92,179	$85,582	$88,743	8%	4%
DCD[1]	$19,091	$17,989	$18,884	6%	1%
ETD[1,2]	$7,496	$5,354	$2,961	40%	153%
Total	$187,516	$183,601	$188,723	2%	-1%
Geographic
China and ROW	60%	62%	64%	-3%	-6%
Americas	17%	17%	14%	0%	21%
Europe	14%	13%	12%	8%	17%
Japan	9%	8%	10%	13%	-10%
Total	100%	100%	100%	0%	0%
Channel
Distribution	68%	68%	74%	0%	-8%
Direct	32%	32%	26%	0%	23%
Total	100%	100%	100%	0%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division: ETD, Emerging Technologies Division.

2.
“Emerging Technologies” includes businesses outside our core semiconductor businesses outlined in Footnote 1. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

THIRD-QUARTER 2014 HIGHLIGHTS

+ Huawei tablet. Huawei designed Cypress’s TrueTouch Gen5 TMA568 capacitive touchscreen controller into its new MediaPad X1 tablet. The controller features industry-leading gloved-finger tracking and hover support.

+ Samsung Galaxy S5 Mini smartphone. A teardown by analytics firm TechInsights found Cypress’s TrueTouch Gen5 TMA545 touchscreen controller in the new Samsung Galaxy S5 Mini smartphone. The smartphone employs Gen5’s advanced features, including gloved-finger tracking and hover support. The teardown noted that the TrueTouch controller replaced competing touch controllers used in the previous-generation Galaxy S4 Mini and S3 Mini smartphones.

+ Low-cost touchscreen sensors and controllers. The TrueTouch Gen4X touchscreen controller family now supports Cypress’s Single-Layer Independent Multi-touch (SLIM®) sensor structures, which reduce multi-layer sensor costs by as much as 50%. The Gen4X TMA445 and TMA445A controllers also support gloved-finger tracking and a face-detection feature that prevents hang-ups.

+ CapSense buttons for 2.5 cents. Cypress announced that designers can now replace mechanical buttons for just 2.5 cents apiece using its CY8CMBR3110 CapSense® controllers. The mechanical button replacement (MBR) family enables the quick implementation of sleek, reliable capacitive touch-sensing user interfaces with advanced features such as water tolerance and proximity sensing.

+ A $49 kit to implement USB 3.0. Cypress introduced a new, low-cost, easy-to-use USB 3.0 SuperSpeed Explorer Kit based on its programmable EZ-USB® FX3™ peripheral controller, the undisputed leader for USB 3.0-compatible devices. The development platform enables designers to add 5-Gbps USB 3.0 data throughput to virtually any system quickly and cheaply.

+ Cypress-Lattice kit. Cypress collaborated with Lattice Semiconductor to bring 5-Gbps data throughput to the Lattice USB 3.0 Video Bridge Development Kit. The kit uses the Cypress EZ-USB FX3 controller to simplify the integration of USB 3.0 audio and high-definition (HD) video.

+ Raytrix camera. Raytrix GmbH selected Cypress’s EZ-USB CX3™ USB 3.0 camera controller for its next-generation 3-D camera. The CX3’s 5-Gpbs USB 3.0 throughput enables the innovative R42 3-D Light Field Camera to create images with extended depth-of-field, allowing for precise focusing later in software.

+ Nonvolatile DDR4 DIMMs. Cypress subsidiary AgigA Tech began sampling the industry’s first DDR4 Nonvolatile DIMM (NVDIMM) to key OEMs and development partners. The NVDIMM preserves data during power outages, while still operating as a full-performance DIMM. The device targets next-generation, Intel-based server platforms.

+ Ultra-high-reliability SRAM. Cypress expanded its family of asynchronous SRAMs with a new 16 Mb MoBL® (More Battery Life™) low-power SRAM that includes embedded, on-chip

Error-Correcting Code (ECC). On-chip ECC makes these SRAMs 1,000 times more reliable than standard SRAMs and eliminates the need for additional error correction chips.

+ Foundry technology deal. Cypress and Chinese wafer foundry licensee Shanghai Huali Microelectronics Corp. (HLMC) developed functioning memory cells using Cypress’s SONOS (Silicon Oxide Nitride Oxide Silicon) embedded flash memory intellectual property (IP) at the 55-nanometer process technology node. The nonvolatile memory cells are designed for use in smartcards and embedded-flash microcontrollers.

+ Access to 60,000 technical documents. Cypress introduced a document management tool that helps customers quickly search Cypress online technical content. The Cypress Document Manager tool allows users to search and locate more than 60,000 Cypress technical documents.

Follow Cypress Online

•	Join the Cypress Developer Community.

•	Follow @CypressSemi on Twitter.

•	Visit us on Facebook and LinkedIn.

•	View Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, PSoC 4 and PSoC 5LP programmable system-on-chip families. Cypress is the world leader in capacitive user interface solutions including CapSense touch sensing, TrueTouch touchscreens, and trackpad solutions for notebook PCs and peripherals. Cypress is a world leader in USB controllers, which enhance connectivity and performance in a wide range of consumer and industrial products. Cypress is also the world leader in SRAM and nonvolatile RAM memories. Cypress serves numerous major markets, including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for Q4 2014 and the remainder of fiscal year 2014 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market; the strength and growth of our proprietary and programmable products; our expectations regarding our revenue growth and earnings leverage; our expectation that our ETD division will significantly contribute to our 2014 revenue growth; our expectations regarding the demand for our products and how our products are expected to perform. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, our ability to manage our business to have strong earnings and significant revenue growth, reduce operating expenses, our ability to effectively implement third party wafer processes, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technology Division, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, PSoC, TrueTouch, SLIM, EZ-USB, MoBL and CapSense are registered trademarks and FX3, CX3, More Battery Life and F-RAM are trademarks of Cypress Semiconductor Corp. AGIGA and AGIGARAM are registered trademarks of AgigA Tech, Inc. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28,	December 29,
	2014	2013
ASSETS
Cash, cash equivalents and short-term investments	$120,377	$104,462
Accounts receivable, net	105,853	81,084
Inventories, net (a)	88,790	100,612
Property, plant and equipment, net	244,298	258,585
Goodwill and other intangible assets, net	100,970	106,524
Other assets	116,821	111,617
Total assets	$777,109	$762,884
LIABILITIES AND EQUITY
Accounts payable	$33,462	$47,893
Deferred margin on sales to distributors	134,726	122,578
Income tax liabilities	22,041	29,865
Other liabilities	155,073	159,865
Long-term revolving credit facility	227,000	227,000
Total liabilities	572,302	587,201
Total Cypress stockholders' equity	210,836	180,157
Noncontrolling interest	(6,029)	(4,474)
Total equity	204,807	175,683
Total liabilities and equity	$777,109	$762,884
(a) Inventories include $3.2 million and $5.3 million of capitalized inventories related to stock-based compensation expense, as of September 28, 2014 and December 29, 2013, respectively.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2014	2014	2013
Revenues	$187,516	$183,601	$188,723
Cost of revenues	90,633	88,231	97,070
Gross margin	96,883	95,370	91,653
Operating expenses:
Research and development	38,626	40,927	50,429
Selling, general and administrative	41,119	42,059	45,533
Amortization of acquisition-related intangibles	1,701	1,800	1,987
Restructuring charges	(238)	—	3,693
Total operating expenses, net	81,208	84,786	101,642
Operating income (loss)	15,675	10,584	(9,989)
Interest and other income (loss), net	(1,890)	(1,128)	427
Income (loss) before income taxes	13,785	9,456	(9,562)
Income tax benefit (provision)	(1,231)	(299)	774
Income (loss), net of taxes	12,554	9,157	(8,788)
Adjust for net loss attributable to noncontrolling interest	286	370	430
Net income (loss) attributable to Cypress	$12,840	$9,527	$(8,358)
Net income (loss) per share attributable to Cypress:
Basic	$0.08	$0.06	$(0.06)
Diluted	$0.08	$0.06	$(0.06)
Cash dividend per share	$0.11	$0.11	0.11
Shares used in net income (loss) per share calculation:
Basic	159,759	157,936	149,679
Diluted	166,481	164,460	149,679

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES(a)
(In thousands, except per-share data)
(Unaudited

	Three Months Ended
	September 28,	% of	June 29,	% of	September 29,	% of
	2014	Revenue	2014	Revenue	2013	Revenue
GAAP gross margin	$96,883	51.7%	$95,370	51.9%	$91,653	48.6%
Stock-based compensation expense	3,766	2.0%	4,433	2.4%	2,804	1.5%
Acquisition-related expense	—	—%	(109)	—%	6,849	3.6%
Changes in value of deferred compensation plan	4	—%	248	0.1%	265	0.1%
Impairment of assets and other	(303)	(0.2)%	187	0.1%	(64)	—%
Tax and tax-related items	—	—%	(925)	(0.5)%	—	—%
Non-GAAP gross margin	$100,350	53.5%	$99,204	54.0%	$101,507	53.8%

GAAP research and development expenses	$38,626		$40,927		$50,429
Stock-based compensation expense	(2,089)		(4,362)		(6,806)
Acquisition-related expense	—		—		(19)
Changes in value of deferred compensation plan	(13)		(483)		(548)
Impairment of assets and other	(231)		—		(1,078)
Non-GAAP research and development expenses	$36,293		$36,082		$41,978

GAAP selling, general and administrative expenses	$41,119		$42,059		$45,533
Stock-based compensation expense	(6,427)		(5,523)		(9,701)
Acquisition-related expense	—		(385)		(366)
Changes in value of deferred compensation plan	(24)		(1,097)		(1,181)
Impairment of assets and other	64		(877)		131
Non-GAAP selling, general and administrative expenses	$34,732		$34,177		$34,416

GAAP operating income (loss)	$15,675		$10,584		($9,989)
Stock-based compensation expense	12,282		14,318		19,311
Acquisition-related expense	1,701		2,077		9,221
Changes in value of deferred compensation plan	41		1,828		1,994
Impairment of assets and other	(136)		1,063		883
Restructuring charges	(238)		—		3,693
Tax and tax-related items	—		(925)		—
Non-GAAP operating income	$29,325		$28,945		$25,113

GAAP pretax profit	$13,785	7.4%	$9,456	5.2%	($9,562)	(5.1%)
Stock-based compensation expense	12,282	6.5%	14,318	7.8%	19,311	10.2%
Acquisition-related expense	1,701	0.9%	2,076	1.1%	9,221	4.9%
Changes in value of deferred compensation plan	288	0.2%	75	—%	(97)	—%
Impairment of assets and other	(137)	(0.1)%	—	—%	883	0.4%

Restructuring charges	(238)	(0.1)%	156	0.1%	3,693	2.1%
Tax and tax-related items	(966)	(0.5)%	—	—%	231	—%
Losses from equity method investment	1,386	0.7%	1,366	0.7%	—	—%
Non-GAAP pretax profit	$28,101	15.0%	$27,447	14.9%	$23,680	12.5%

GAAP net income (loss) attributable to Cypress	$12,840		$9,527		($8,358)
Stock-based compensation expense	12,282		14,318		19,311
Acquisition-related expense	1,701		2,075		9,221
Changes in value of deferred compensation plan	288		75		(97)
Impairment of assets and other	(136)		1,080		883
Restructuring charges	(238)		—		3,693
Tax and tax-related items	(1,585)		(1,719)		(2,638)
Losses from equity method investment	1,386		1,367		—
Non-GAAP net income attributable to Cypress	$26,538		$26,723		$22,015

GAAP net income (loss) per share attributable to Cypress - diluted	$0.08		$0.06		$(0.06)
Stock-based compensation expense	$0.07		$0.09		$0.12
Acquisition-related expense	$0.01		$0.01		$0.02
Changes in value of deferred compensation plan	$—		$—		$—
Impairment of assets and other	$—		$0.01		$0.05
Restructuring charges	$—		$—		$0.02
Tax and tax-related items	($0.01)		($0.01)		($0.02)
Losses from equity method investment	$0.01		$0.01		$—
Non-GAAP share count adjustment	$—		($0.01)		$0.01
Non-GAAP net income per share attributable to Cypress - diluted	$0.16		$0.16		$0.14

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28,	June 29,	September 29,	September 28,	September 29,
	2014	2014	2013	2014	2013
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$8,322	$44,309	$7,905	$77,822	$46,525
Net cash provided by (used in) investing activities	($11,173)	($19,310)	($2,080)	($28,420)	$570
Net cash provided by (used in) financing activities	$6,501	($27,209)	$108	($30,327)	($33,748)
Other Supplemental Data (Preliminary):
Capital expenditures	$5,800	$5,779	$10,808	$17,178	$27,877
Depreciation	$10,093	$10,133	$9,745	$29,711	$30,136
Payment of dividend	$17,413	$17,257	$16,258	$51,520	$48,241
Dividend paid per share	$0.11	$0.11	$0.11	$0.33	$0.33
Dividend yield per share (a)	4.4%	4.1%	4.9%	4.4%	4.9%
(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION
CONSOLIDATED DILUTED EPS CALCULATION
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	September 28,		June 29,		September 29,
	2014		2014		2013
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	$12,840	$26,538	$9,527	$26,723	($8,358)	$22,015
Weighted-average common shares outstanding (basic)	159,759	159,759	157,936	157,936	149,679	149,679
Effect of dilutive securities:
Stock options, unvested restricted stock and other	6,722	8,460	6,524	8,761	—	12,525
Weighted-average common shares outstanding for diluted computation	166,481	168,219	164,460	166,697	149,679	162,204
Net income (loss) per share attributable to Cypress - basic	$0.08	$0.17	$0.06	$0.17	($0.06)	$0.15
Net income (loss) per share attributable to Cypress - diluted	$0.08	$0.16	$0.06	$0.16	($0.06)	$0.14

	September 28,		June 29,		September 29,
	2014		2014		2013
Average stock price for the period ended	$10.54		$10.13		$11.70
Common stock outstanding at period end (in thousands)	161,178		158,299		150,833

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses the following non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures:

•	Gross margin

•	Research and development expenses

•	Selling, general and administrative expenses

•	Operating income (loss)

•	Net income (loss)

•	Diluted net income (loss) per share

The non-GAAP measures set forth above exclude charges primarily related to stock-based compensation, which represent approximately 60% to 85% of total adjustments for the four most recent quarters, as well as restructuring charges, acquisition-related expenses and other adjustments. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Management uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results. Pursuant to the requirements of Regulation G and to make clear to our investors the adjustments we make to GAAP measures, we have provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.